Exhibit No 99.01

Investview Shareholders Approve a

Future Potential Reverse in Association with an Uplist

Eatontown, New Jersey, April 29th, 2021 – Investview Inc. (OTCQB: INVU) will be filing a preliminary Schedule 14C today reflecting that its shareholders acted by majority written consent to provide the Board of Directors the ability to execute a reverse split for up to 1 for 20 in conjunction with an uplist to Nasdaq.

“As our FINTECH plans are generating the desired financial results, we are preparing in advance to uplist and reverse split over the next 12 months. This is in anticipation of future actions to address the Company’s capitalization. It is important to have the option to do this, so we can execute when needed,” said Joseph Cammarata, CEO

Investview’s majority shareholders have agreed to give the board the ability to do up to a 1 for 20 reverse split to be utilized in connection with an uplist to the Nasdaq over the next year. The company’s strong fundamental sales and earnings performance qualifies the company for a Nasdaq uplist and this vote allows this to happen depending on Nasdaq’s determination and Board of Directors’ Approval.

Mario Romano, Director of Finance commented, “We are honored to have potentially earned the right to join the other major Fintech companies on this prestigious exchange. On a personal note, it has been a dream of mine to one day ‘Ring the Nasdaq Opening Bell’ and announcing today’s action is the first step to that dream becoming a reality.”

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview – driving decentralization of education and finance through a commitment to blockchain technology. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations
Contact: Arthur Rome
Phone Number: 732.889.4308
Email: pr@investview.com